UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 8, 2010

HALOZYME THERAPEUTICS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32335	88-0488686
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-794-8889

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On September 8, 2010, Halozyme Therapeutics, Inc., a Delaware corporation (the "Company"), entered into an Underwriting Agreement (the "Underwriting Agreement") with Barclays Capital Inc. (the "Underwriter") relating to the issuance and sale of 8,300,000 shares of the Company’s common stock, par value $0.001 per share (the "Offering"). The initial price to the public in this offering is $7.50 per share, less underwriting discounts and commissions. Under the terms of the Underwriting Agreement, the Company has also granted the Underwriter a 30-day option to purchase up to an additional 1,245,000 shares of Common Stock at the initial offering price, less underwriting discounts and commissions. The net proceeds to the Company from the Offering are expected to be approximately $60.0 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, assuming no exercise by the Underwriters of its option to purchase additional shares of Common Stock. The transactions contemplated by the Underwriting Agreement are expected to close on September 14, 2010, subject to the satisfaction of customary closing conditions.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-164215), which was declared effective by the Securities and Exchange Commission on January 21, 2010, as supplemented by a final prospectus supplement to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act").

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement.

The legal opinion, including the related consent, of DLA Piper LLP (US) is filed as Exhibit 5.1 to this Current Report.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of net proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including its annual report on Form 10-K for the year ended December 31, 2009.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description
1.1 Underwriting Agreement, dated September 8, 2010, between Halozyme Therapeutics, Inc. and Barclays Capital Inc.
5.1 Opinion and Consent of DLA Piper LLP (US)
23.1 Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALOZYME THERAPEUTICS, INC.

September 9, 2010	By:	James E. Cartoni

Name: James E. Cartoni
Title: Vice President, Legal

Top of the Form

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 8, 2010, between Halozyme Therapeutics, Inc. and Barclays Capital Inc.
5.1	Opinion and Consent of DLA Piper LLP (US)